FIFTH AMENDED AND RESTATED BYLAWS
OF
RED ROBIN GOURMET BURGERS, INC.,
a Delaware corporation
(adopted March 20, 2023)

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TABLE OF CONTENTS
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ARTICLE I
STOCKHOLDERS

Section 1.1Annual Meeting.
(a)An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.
(b)Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice and other requirements set forth in this section.
(c)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and complied with all of the requirements set forth in this Section 1.1, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(ii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and otherwise have complied with law with respect to any such proxy solicitation and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary (the “Anniversary”) of the date of the immediately preceding annual meeting of stockholders as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice (a “Solicitation Notice”) shall include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf

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the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner and the date such shares of stock were acquired, (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees; (d) completed and signed questionnaires with respect to each stockholder giving notice (and beneficial owner, if any, on whose behalf, the nomination is being made) and each person whom the stockholder proposes to nominate for election or reelection as a director, in the form provided by the Secretary (which form will be provided promptly upon written request delivered to the Secretary); (e) a representation that each stockholder giving notice and each person whom the stockholder proposes to nominate for election or reelection as a director is currently in compliance as of the date of the Solicitation Notice, and will comply, with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting; and (f) a representation that each stockholder giving notice is a stockholder entitled to vote at the meeting and intends to appear in person or by a Qualified Representative (as defined in Section 1.1(f) below) at the meeting to propose such business or nomination. In addition to the foregoing, each stockholder giving notice, and beneficial owner, if any, on whose behalf the nomination is being made and person whom the stockholder proposes to nominate for election or reelection as a director shall furnish information that the Corporation may reasonably request promptly (and in any event within five (5) business days, or such other period as the Corporation may reasonably specify, after such request). In furtherance of the foregoing, any nominating stockholder or person whom the stockholder proposes to nominate for election or reelection as a director shall notify the Corporation promptly (and in any event two (2) business days prior to the commencement of the applicable meeting of stockholders) if any of the information provided to the Corporation pursuant to this Section 1.1(c) ceases for any reason to be accurate or complete in any material respects.
(d)Notwithstanding anything in Section 1.1(c) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming the nominees for the additional directorships or specifying the size of the increased Board of Directors made by the Corporation at least 55 days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(e)To be qualified to be a nominee for election as a director, the nominee must deliver or cause to be delivered (in accordance with the time periods prescribed for delivery of a Solicitation Notice under this Section 1.1 in the case of a stockholder nominee or a Proxy Access Notice under Section 1.2 in the case of a Proxy Access Nominee, or upon request of the Secretary from time to time in the case of a person nominated by or at the direction of the Board of Directors or any committee thereof), to the Secretary at the Office of the Corporation, in the form provided by the Secretary, a completed and signed written questionnaire, representation and agreement (which includes:
(i)Information, representations and agreements related to the background and qualifications of such nominee and, if applicable, the background of any person or entity on whose behalf the nomination is being made;
(ii)A written representation and agreement that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) will comply with all applicable publicly disclosed corporate governance, ethics, insider trading, problem resolution and whistleblower, stock ownership and other policies, procedures and guidelines of the Corporation that are applicable to directors and (iv) currently intends to serve as a director for the full term for which he or she is standing for election; and
(iii)Such person’s written consent to being named as a nominee for election as a director and to serving as a director if elected.
The Secretary shall provide any stockholder the forms of the written questionnaire, representation and agreement referred to in this Section 1.1(e) upon written request therefor.)
(f)If the stockholder giving notice (or a Qualified Representative of such stockholder) does not appear at the applicable stockholder meeting to nominate the stockholders’ proposed nominees, such nomination shall be disregarded and such persons shall not be qualified for election as directors, notwithstanding that proxies in respect of such vote may have been received by the Corporation. A “Qualified Representative” of a person means (i) a duly authorized officer, manager or partner of such person or (ii) any other person who is authorized by a writing (a) executed by such person, (b) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such person to the Corporation prior to the taking of any action by the other person on behalf of such person and produced at a meeting of stockholders if related to meeting business and (c) stating that such other person is authorized to act for such person with respect to the action to be taken.
(g)Only persons nominated in accordance with applicable law and the procedures set forth in this Section 1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with applicable law and the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
(h)For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a
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comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(i)Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 1.2Proxy Access.
(a)Subject to the provisions of this Section 1.2, for an annual meeting of stockholders, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any committee thereof), the name of and the Required Information (as defined below) in respect of any person nominated for election to the Board who satisfies the eligibility requirements in this Section 1.2 (a “Proxy Access Nominee”) and who is identified in a proper written notice (the “Proxy Access Notice”) that complies with, and is timely delivered pursuant to, this Section 1.2 by an Eligible Stockholder (as defined below). Notwithstanding anything to the contrary contained in this Section 1.2, the Corporation may omit from its proxy materials any information or Supporting Statement (as defined below) (or portions thereof) that it, in good faith, believes (i) would violate any applicable law or regulation or (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person or entity. Nothing in this Section 1.2 shall limit the Corporation’s ability to solicit against or for, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Proxy Access Nominee.
(b)For the purposes of this Section 1.2, the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and (ii) if the Eligible Stockholder so elects, a Supporting Statement.
(c)For each of its Proxy Access Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Proxy Access Notice is delivered, one (1) written statement, not to exceed five hundred (500) words, in support of such Proxy Access Nominee’s candidacy that fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (a “Supporting Statement”). Only one (1) Supporting Statement may be submitted by an Eligible Stockholder for each Proxy Access Nominee.
(d)For the purposes of this Section 1.2, an “Eligible Stockholder” is one or more persons who:
(i)owns and has owned (in each case, as defined in Section 1.2(f) of these Bylaws) continuously since at least three (3) years prior to the date the Proxy Access Notice is received by the Secretary at the Corporation’s headquarters (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least three percent (3%) of the voting power of the shares of the Corporation’s capital stock issued and outstanding and entitled to vote in the election of directors as of the most recent date for which such amount is set forth in any public disclosure made by the Corporation prior to the date the Proxy Access Notice is received at the Corporation’s headquarters (the “Required Shares”);

(ii)continues to own the Required Shares through the date of the applicable annual meeting of stockholders; and
(iii)satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 1.2; provided that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are part of the same Qualifying Fund Group (as defined in Section 1.2(e) of these Bylaws) shall be treated as one record stockholder or beneficial owner for purposes of determining the aggregate number of record stockholders and beneficial owners in this paragraph and shall be treated as one person for the purpose of determining “ownership” as defined in Section 1.2(e) of these Bylaws. No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder with respect to any annual meeting of stockholders, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder. If any person (other than a Custodian Holder) purports to be a member of more than one group constituting an Eligible Stockholder, such person shall only be deemed to be a member of the group that has the largest ownership position (as reflected in the applicable Proxy Access Notice). “Custodian Holder,” with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not own (as defined in Section 1.2(f) of these Bylaws) any of the shares comprising the Required Shares of the Eligible Stockholder. For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself beneficially owned such shares continuously for the Minimum Holding Period and through the date of the applicable annual meeting of stockholders (in addition to the other applicable requirements being met).
Whenever the Eligible Stockholder consists of a group of persons (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Section 1.2 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each such person (including each individual fund) that is a member of such group (other than a Custodian Holder) to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition).

(e)For the purposes of this Section 1.2, a “Qualifying Fund Group” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended from time to time.
(f)For the purposes of this Section 1.2, a person shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the person:
(i)possesses full voting and investment rights; and
(ii)possesses full economic interest (including the opportunity for profit and risk of loss); provided that the number of shares calculated in accordance with the foregoing clauses (i) and (ii) shall not include any shares:

(1)purchased or sold by such person or any of its affiliates in any transaction that has not been settled or closed, or any shares sold short by such person or any of its affiliates;
(2)borrowed by such person or any of its affiliates for any purpose or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to an obligation to resell to another person; or
(3)subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future such person’s or any of its affiliates’ full right to vote or direct the voting of any such shares or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or any of its affiliates.
For avoidance of doubt, a person shall “own” shares held of record in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest therein, and a person’s ownership of shares shall be deemed to continue during any period in which the person has
(i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person without condition or (ii) loaned such shares; provided that the person has the power to recall such loaned shares on not more than five (5) business days’ notice.

For the purposes of this Section 1.2, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings, and the term “affiliate” shall have the meaning ascribed thereto in the rules and regulations promulgated under the Exchange Act. Whether outstanding shares of capital stock of the Corporation are “owned” for these purposes shall be determined by the Board.

(g)To be timely under this Section 1.2, the Proxy Access Notice must be received in writing by the Secretary at the Corporation’s headquarters not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, then, for the Proxy Access Notice to be timely, it must be so received (i) not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and (ii) not later than the close of business on the later of the ninetieth (90th) day before such annual meeting and the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of the Proxy Access Notice pursuant to this Section 1.2.
(h)To be in proper written form, the Proxy Access Notice must include or be accompanied by the following:

(i)a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (a) within five (5) business days following the later of the record date for the annual meeting of stockholders or the date on which notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (b) prompt notice if the Eligible Stockholder ceases to own a number of shares at least equal to the Required Shares prior to the date of the annual meeting;
(ii)if the Eligible Stockholder is not a record holder of the Required Shares, proof that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, in a form that would be deemed by the Corporation to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act (or any successor rule) for purposes of a shareholder proposal under such rule;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 under the Exchange Act;
(iv)as to the Eligible Stockholder, the information required by Section 1.1(c) of these Bylaws;
(v)as to each Proxy Access Nominee, the information required by Section 1.1(c) of these Bylaws; and an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which such Proxy Access Nominee agrees not to be named in any other person’s proxy statement or form of proxy;
(vi)an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which the Eligible Stockholder:
(1)represents that it intends to continue to hold the Required Shares through the date of, and to vote the Required Shares at, the annual meeting of stockholders;
(2)represents that it acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;
(3)represents and agrees that it has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than the Proxy Access Nominee(s) it is nominating pursuant to this Section 1.2;
(4)represents and agrees that it is not currently engaged as of the date of the agreement, and will not engage in, and is not currently as of the date of the agreement, and will not be, a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board;
(5)represents and agrees that it has not distributed and will not distribute to any stockholder or beneficial owner of the Corporation’s stock any form of proxy for the annual meeting other than the form distributed by the Corporation;

(6)agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders or beneficial owners of the Corporation’s stock or out of the information that the Eligible Stockholder provided to the Corporation, in each case, in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting;
(7)agrees to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation referenced in clause (vii) above or any failure or alleged failure of the Eligible Stockholder or its Proxy Access Nominee(s) to comply with, or any breach or alleged breach by the Eligible Stockholder or its Proxy Access Nominee(s) of, the requirements of this Section 1.2; and
(8)agrees to file with the SEC any written solicitation of the stockholders or beneficial owners of the Corporation’s stock relating to the meeting at which its Proxy Access Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vii)in the case of a nomination by a group of persons together constituting an Eligible Stockholder, the designation by all group members (other than a Custodian Holder) of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of the Eligible Stockholder group with respect to all matters relating to the nomination under this Section 1.2 (including withdrawal of the nomination); and
(viii)in the case of a nomination by a group of persons together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one record stockholder or beneficial owner for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(i)In addition to the information required pursuant to Section 1.2(h) of these Bylaws or any other provision of these Bylaws, the Corporation from time to time may require any proposed Proxy Access Nominee and Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation, and if so requested the Proxy Access Nominee and Eligible Stockholder shall within five (5) business days, or such other period as the Corporation may reasonably specify after any such request, furnish such other information.
(j)Notwithstanding anything to the contrary contained in this Section 1.2, the Corporation shall not be required pursuant to this Section 1.2 to include a Proxy Access Nominee in its proxy materials for any annual meeting of stockholders or, if the proxy statement already has been filed with the SEC, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board, if the Board determines that:
(i)such Proxy Access Nominee would not be independent under, and satisfy the audit, compensation or other board committee independence requirements under, the applicable rules and listing standards of the principal national securities exchanges upon which the Corporation’s stock is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used
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by the Board in determining and disclosing the independence of the Directors and Board committee members;
(ii)the election of such Proxy Access Nominee as a member of the Board would cause the Corporation to be in violation of its Certificate of Incorporation, these Bylaws, the rules or listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation;
(iii)such Proxy Access Nominee is, or has been within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time;
(iv)such Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;
(v)such Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended from time to time (the “Securities Act”);
(vi)such Proxy Access Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 1.2 or otherwise becomes ineligible, not qualified or unavailable for election at the annual meeting of stockholders, in each case as determined by the Board or the person presiding over the annual meeting;
(vii)such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading;
(viii)such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 1.2; or
(ix)the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Required Shares through the date of the applicable annual meeting.
For the purpose of this subsection (j), the occurrence of clauses (i) through (viii) and, to the extent related to a breach or failure by the Proxy Access Nominee, clauses (vi) and (vii) will result in the exclusion from the proxy materials pursuant to this Section 1.2 of the specific Proxy Access Nominee to whom the ineligibility applies and any related Supporting Statement or, if the proxy statement for the applicable annual meeting of stockholders already has been filed with the SEC, will result in such Proxy Access Nominee not being eligible or qualified for election at such annual meeting of stockholders, and, in either case, no other nominee may be substituted by the Eligible Stockholder that nominated such Proxy Access Nominee. The occurrence of clause (viii) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (vi) and (vii) will result in the shares owned by such Eligible Stockholder (or such member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares and, if as a result the persons who together nominated the Proxy Access Nominee shall no longer constitute an Eligible Stockholder, will result in the exclusion from the proxy materials pursuant to this Section 1.2 of all of such persons’ Proxy Access Nominees and any related Supporting Statements or, if the proxy statement for the applicable annual meeting of stockholders already has been filed with the SEC, will result in such Proxy Access Nominees not being eligible or qualified for election at such annual meeting of stockholders.

(k)Permitted Number of Proxy Access Nominees.
(i)The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders that will appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number (as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 1.2 with respect to the annual meeting) of directors to be elected by the holders of capital stock at the annual meeting of stockholders or, if the number of directors calculated in this clause (ii) is not a whole number, the closest whole number below twenty percent (20%) (such number, determined pursuant to clause (i) or clause (ii), as applicable, the “Permitted Number”); provided, however, that if the number of Directors to be elected by the holders of capital stock at the annual meeting is reduced after the deadline in Section 1.2(g) of these Bylaws for delivery of the Proxy Access Notice and before the date of the applicable annual meeting of stockholders for any reason (including if the Board resolves to reduce the size of the Board before or effective at the annual meeting), the Permitted Number shall be calculated based on the number of Directors to be elected as so reduced and in no event shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting of stockholders. The Permitted Number shall also be reduced by (x) the number of incumbent director candidates who were previously elected to the Board as Proxy Access Nominees at any of the preceding two annual meetings of stockholders pursuant to this Section 1.2 and who remain members of the Board as of the deadline in Section 1.2(g) of these Bylaws for delivery of the Proxy Access Notice and (y) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 1.2 for the upcoming annual meeting of stockholders, but who were thereafter nominated for election at such meeting by the Board.
(ii)If the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 1.2 exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the Corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Proxy Access Nominees, if any Proxy Access Nominee who satisfies the eligibility requirements in this Section 1.2 thereafter (a) is nominated by the Board for election at the upcoming annual meeting of stockholders, (b) is not submitted for election as a Director for any reason (including the failure to comply with or satisfy the eligibility requirements in this Section 1.2) other than due to a failure by the Corporation to include such Proxy Access Nominee in the Corporation’s proxy materials in violation of this Section 1.2, (c) withdraws his or her nomination (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (d) becomes unwilling or otherwise unable to serve on the Board if elected, then, in each such case, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a Director pursuant to this Section 1.2 in substitution for such Proxy Access Nominee with respect to the applicable annual meeting of stockholders.

(iii)Notwithstanding anything to the contrary contained in this Section 1.2, the Corporation shall not be required to include any Proxy Access Nominees in its proxy materials pursuant to this Section 1.2 for any annual meeting of stockholders for which the Secretary receives a notice that a stockholder intends to nominate one or more persons for election to the Board pursuant to Section 1.1 of these Bylaws.
(l)Notwithstanding the foregoing provisions of this Section 1.2, unless otherwise required by law or otherwise determined by the Board or the person presiding over the meeting, if none of (i) the Eligible Stockholder or (ii) a Qualified Representative of the Eligible Stockholder appears at the annual meeting of stockholders to present such Eligible Stockholder’s Proxy Access Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Proxy Access Nominee(s) may have been received by the Corporation.
(m)Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws his or her nomination (or his or her nomination is deemed to have withdrawn pursuant to this Section 1.2), becomes ineligible or unavailable for election at that annual meeting, or is unwilling or otherwise unable to serve on the Board or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Proxy Access Nominee pursuant to this Section 1.2 for the next two annual meetings of stockholders.
(n)In furtherance of the foregoing, the Eligible Stockholder or Proxy Access Nominee shall notify the Corporation promptly (and in any event two (2) business days prior to the commencement of the applicable meeting of stockholders) if any of the information provided to the Corporation pursuant to this Section 1.2 ceases for any reason to be accurate or complete in any material respects.
(o)Except as required by law, this Section 1.2 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
Section 1.3Special Meetings.
(a)Special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or by holders of at least ten percent (10%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting.
(b)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth in Section 1.1 of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the Solicitation Notice required by Section 1.1(c) of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(c)Notwithstanding the foregoing provisions of this Section 1.3 a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.3. Nothing in this Section 1.3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 1.4Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 1.5Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
If a quorum shall fail to be met at any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.
Section 1.6Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 1.7Conduct of Business. The chairman of any meeting of stockholders, annual or special, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. Except to the extent inconsistent with the rules and procedures, as adopted by the Board of Directors, the chairman shall have the power to adjourn the meeting, from time to time, without notice other than announcement at such meeting or otherwise, as required by law, to another place, if any, date and time and to prescribe such additional rules and procedures, and to do all such acts, as, in the judgment of such a person, are appropriate for the proper conduct of the meeting. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 1.8Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board.
The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
When a quorum is present at any meeting for the election of directors, a nominee for director shall be elected by the stockholders at such meeting if the votes cast ‘for’ such nominee’s election exceed the votes cast ‘against’ such nominee’s election (with ‘abstentions’ and ‘broker non-votes’ not counted as a vote either ‘for’ or ‘against’ that director’s election); provided that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 1.1 of this Article I or the proxy access provisions set forth in Section 1.2 of this Article I; and (ii) such nomination has not been rejected by the Corporation for any reason or withdrawn by such stockholder on or before the 10th business day before the corporation first mails its notice of meeting to the stockholders. In the event the votes cast ‘against’ the nominee exceed the votes cast ‘for’ such nominee (with ‘abstentions’ and ‘broker non-votes’ not counted as a vote either ‘for’ or ‘against’ that director’s election) (a “No Vote”), the resulting vacancy shall be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and the directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. In no event shall the Board of Directors nominate or elect a person to the Board of Directors who has received a No Vote subsequent to the adoption of this provision.
Except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Section 1.9Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.
The stock list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II
BOARD OF DIRECTORS

Section 2.1Number, Election and Term of Directors. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. At each annual meeting of stockholders, all directors shall be elected for a one-year term expiring at the next annual meeting after their election. Notwithstanding the foregoing provisions, each director shall serve until his or her successor is duly elected and qualified, or until his or her death, resignation or removal. At each annual meeting of stockholders, if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

Section 2.2Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and not by stockholders. Any director so chosen to fill a vacancy or a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Section 2.3Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
Section 2.4Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Whole Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 2.5Quorum. At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
Section 2.6Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 2.7Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of

Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.8Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE III
COMMITTEES

Section 3.1Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 3.2Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event all of such members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV
OFFICERS
Section 4.1Generally. The officers of the Corporation shall be appointed by the Board of Directors and shall be a President, a Secretary and a Chief Financial Officer. The Board of Directors may also appoint a Chief Executive Officer, a Chairman of the Board and one or more Vice Presidents and the Board may appoint such other officers (including Assistant Secretaries and Assistant Financial Officers) as the Board of Directors may deem necessary or desirable. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.
Section 4.2Chairman of the Board. The Board of Directors may, at its election, appoint a Chairman of the Board. If such an officer be elected, he or she shall, if present, preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.
Section 4.3Chief Executive Officer. The Chief Executive Officer shall have general and active management, supervision, direction, and control of the business of the Corporation. He or she shall assist the Chairman of the Board in the management of the Corporation, and in the absence or disability of or upon the delegation by the Chairman of the Board, he or she shall preside at all meetings of stockholders and of the Board of Directors. He or she shall report from time to time to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to the attention of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or the Chairman of the Board.
Section 4.4President. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there are such officers, the President shall have supervising authority over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he or she may deem advisable. The President shall also perform such duties as may be specifically assigned to him or her from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer. If there be no Chairman of the Board or Chief Executive Officer, or in their absence, the President shall preside at all meetings of the stockholders and of the Board of Directors, unless the Board of Directors appoints another person who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders.
Section 4.5Vice President. In the absence of the President, or in the event of the President’s inability or refusal to act, the Vice President, if any, (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board of Directors, the Chief Executive Officer or the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 4.6Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board of Directors (unless the Board of Directors shall otherwise determine) and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 4.7Chief Financial Officer. The Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer may disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements, and shall render to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of transactions and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
(a)If required by the Board of Directors, the Chief Financial Officer and Assistant Financial Officer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board of Directors) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such person’s office and for the restoration to the Corporation, in case of such person’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person’s possession or under such person’s control belonging to the Corporation.
Section 4.8Assistant Officers. An assistant officer shall, in the absence of the officer to whom such person is an assistant or in the event of such officer’s inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board of Directors or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 4.9Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 4.10Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors. Any officer may resign at any time by giving notice to the Board of Directors, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.11Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE V
STOCK
Section 5.1Certificates of Stock. Shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in a form approved by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be by facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issuance.
Section 5.2Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.
(a)Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
(b)The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
Section 5.3Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

(a)A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 5.4Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.
Section 5.5Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI
NOTICES
Section 6.1Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
Section 6.2Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VII
MISCELLANEOUS
Section 7.1Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
Section 7.2Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 7.3Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 7.4Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
Section 7.5Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 8.1Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 8.2Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
Section 8.3Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
Section 8.4Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.
Section 8.5Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 8.6Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
Section 8.7Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
Section 8.8Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.
Section 8.9Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX
AMENDMENTS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

ARTICLE X
FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation or its Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.